PROMISSORY NOTE

$1,550,000                                     February 13, 2002


      FOR VALUE RECEIVED, Seaboard Flour Corporation, a Delaware corporation (the "Maker"), hereby promises to pay to the order of Seaboard Corporation, a Delaware corporation (together with its successors and assigns, the "Holder"), the lesser of (a) One Million Five Hundred Fifty Thousand Dollars ($1,550,000), plus any unpaid interest added to the principal balance as set forth below, or (b) the unpaid advances and principal balance owing, on demand, together with interest on the unpaid principal balance hereof. Interest shall accrue on the principal balance hereunder at a rate of interest per annum equal to the greater of the Prime Rate (defined below) or 7.88%. Interest shall be paid on the first day of each calendar quarter, commencing on April 1, 2002 and at maturity. Notwithstanding the foregoing, in the event interest is not paid as specified, then such interest shall be added to the principal on the date such interest was otherwise due, and Maker shall not be in default hereunder. Interest shall be computed on the basis of a 360-day year. If any installment of this Promissory Note becomes due and payable on a Saturday, Sunday or business holiday in the State of Kansas, payment shall be made on the next successive business day. "Prime Rate" means the "Prime Rate" as reported by the Wall Street Journal as the base rate on corporate loans posted by at least 75 percent of the nation's 30 largest banks. Any change of the Prime Rate shall be effective on the first day of the next calendar month following such change.

      All advances made hereunder by the Holder and all payments made on account of principal and interest hereof shall be endorsed on Schedule 1 attached hereto and incorporated herein by this reference; provided, however, that the failure to make such notation with respect to any advance or payment shall not limit or otherwise affect the obligations of the Maker under this Promissory Note. The Maker reserves the right to prepay all or any portion of this Promissory Note at any time and from time to time without premium or penalty of any kind.

      If (i) there should be a default in the payment of interest or principal due hereunder and such default shall continue for thirty (30) days after the mailing of written notice of such default to the Maker at the Maker's last known address; or
(ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors; or (iii) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker; or (iv) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization, receivership or other law relating to the relief of debtors from time to time in effect, including without limitation the United States Bankruptcy Code, as amended, and such proceedings continue for longer than ninety
(90) days; or (v) any debt obligation of the Maker in excess of $500,000, whether to Holder or a third party, is accelerated; or
(vi) an Event of Default occurs under the Stock Pledge Agreement by and between Maker and Holder of even date herewith; or
(vii) the Maker liquidates or dissolves, then, and in each such event, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

      All payments made hereunder shall be made in immediately available funds by wire transfer, as follows:

               UMB Bank, N.A.
               Kansas City, Missouri
               Credit:  Seaboard Corporation

or as the Holder may otherwise instruct in writing. All payments made hereunder, whether a scheduled installment, prepayment or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest, next to installments of principal overdue and currently due, and then to installments of principal remaining outstanding hereunder in the inverse order of their maturity.

      Maker agrees to pay all reasonable costs of collection, including the payment of reasonable attorneys' fees, paid or incurred by the Holder in enforcing this Promissory Note on default or the rights and remedies herein provided.

      The  Maker,  for  itself and for any guarantors,  sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

      This Promissory Note shall be secured pursuant to that certain Pledge Agreement by and between Maker and Holder dated
January 25, 2002.

      This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Kansas.

      TO INDUCE HOLDER TO ACCEPT THIS NOTE, MAKER IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS NOTE OR THE STOCK PLEDGE AGREEMENT SECURING THIS NOTE, SHALL BE LITIGATED IN COURTS HAVING SITUS IN THE COUNTY OF JOHNSON, STATE OF KANSAS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN JOHNSON COUNTY, KANSAS. MAKER HEREBY DESIGNATES AND APPOINTS THE CT CORPORATION SYSTEM, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN KANSAS WHOM MAKER MAY FROM TIME TO TIME HEREAFTER DESIGNATE, HAVING GIVEN HOLDER THIRTY (30) DAYS' WRITTEN NOTICE THEREOF, AS MAKER'S TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS. MAKER AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKER. MAKER SHALL CAUSE SUCH PERSON TO CONSENT TO THE APPOINTMENT HEREUNDER, AND TO AGREE THAT PROMPTLY AFTER RECEIPT OF ANY SUCH PROCESS, SUCH PERSON SHALL FORWARD THE SAME BY CERTIFIED OR REGISTERED MAIL, TOGETHER WITH ALL PAPERS AFFIXED THERETO, TO MAKER.

      MAKER  HEREBY WAIVES ANY RIGHT IT MAY HAVE TO  TRANSFER  OR
CHANGE  THE  VENUE OF OR RIGHT TO JURY TRIAL IT MAY HAVE  IN  ANY
LITIGATION BROUGHT WITH RESPECT TO THIS NOTE.

      IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered at the place specified above and as of the date first written above.

                                   SEABOARD FLOUR CORPORATION



                                   By:
                                   Title:
                                   Date:



                           SCHEDULE 1

               ADVANCES AND PAYMENTS OF PRINCIPAL

           AMOUNT OF
            ADVANCE                     PAYMENTS     BALANCE
           MADE THIS     INTEREST       INTEREST    REMAINING
DATE         DATE        CHARGES        PRINCIPAL     UNPAID


2-15-02   $1,025,000                                1,025,000